Exhibit 99.1

Spherix Set to Join Russell Microcap Index

BETHESDA, MD, June 17, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced it is set to join the Russell Microcap® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 27, according to a preliminary list of additions posted June 13 on www.russell.com/indexes.

Membership in the Russell Microcap Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

Anthony Hayes, Chief Executive Officer of Spherix, stated, “We are pleased to be included in the Russell Microcap Index and look forward to the additional investment community exposure this membership is expected to bring. Inclusion will further raise our profile as we continue to gain momentum in our efforts to monetize our portfolio of intellectual property patents.  This event represents yet another step in the evolution and growth of Spherix.”

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Russell calculates more than 700,000 benchmarks daily covering approximately 98 percent of the investable market globally, 80 countries and more than 10,000 securities. Approximately $5.2 trillion in assets are benchmarked to the Russell Indexes.

Annual reconstitution of Russell Indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000® Index and Russell Microcap Index. These investment tools originated from Russell's multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell Microcap and other Russell Indexes is available at http://www.russell.com/indexes/data/US_Equity/Russell_US_Index_returns.asp.

About Russell

Russell Investments (Russell) is a global asset manager and one of only a few firms that offers actively managed multi-asset portfolios and services that include advice, investments and implementation. Russell stands with institutional investors, financial advisors and individuals working with their advisors—using the firm’s core capabilities that extend across capital market insights, manager research, portfolio construction, portfolio implementation and indexes to help each achieve their desired investment outcomes.

Russell has more than $259 billion in assets under management (as of 3/31/2014) and works with over 2,500 institutional clients, independent distribution partners and individual investors globally. As a consultant to some of the largest pools of capital in the world, Russell has $2.4 trillion in assets under advisement (as of 6/30/2013). It has four decades of experience researching and selecting investment managers and meets annually with more than 2,200 managers around the world. Russell traded more than $1.6 trillion in 2013 through its implementation services business. Russell also calculates approximately 700,000 benchmarks daily covering 98% of the investable market globally, including more than 80 countries and more than 10,000 securities. Approximately $5.2 trillion in assets are benchmarked (as of 12/31/2013) to the Russell Indexes, which have provided investors with 30 years of smarter beta.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Investor Relations Contact:
Hayden IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com